UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2021

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue	13th Floor	New York	NY	10171
(Address of Principal Executive Offices)				(Zip Code)

(212) 446-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TIPT	NASDAQ	Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 11, 2021, Tiptree Inc. (“Tiptree”) and its subsidiary, The Fortegra Group, LLC (“Fortegra” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with WP Falcon Aggregator, L.P., (“Purchaser”), a Delaware limited partnership affiliated with funds advised or managed by Warburg Pincus LLC, pursuant to which, subject to terms and conditions set forth in the Purchase Agreement, Fortegra has committed to convert to a Delaware corporation and issue and sell, and the Purchaser agreed to purchase, a combination of (i) shares of common stock, par value $0.01 (“Common Stock”) of Fortegra, (ii) warrants to purchase shares of Common Stock (the “Warrants”), (iii) shares of Series A Preferred Stock (the “Preferred Stock”) of Fortegra and (iv) additional warrants to acquire Common Stock (the “Additional Warrants”), for an aggregate purchase price of $200 million, in one or more fundings. Proceeds from the transactions are expected to be used to repay certain indebtedness, and to further capitalize Fortegra.

The consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of customary closing conditions, including filings with, and approvals from, insurance and other relevant regulatory agencies.

Number of Shares. The Purchaser has agreed to purchase (i) 10,666,667 shares of Common Stock, (ii) 3,520,000 Warrants (subject to adjustment), (iii) 5,333,333 shares of Preferred Shares and (iv) 1,712,511 Additional Warrants, in total representing approximately 26% of the pro-forma fully diluted shares outstanding (including all management incentives awards).

Representations, Warranties and Covenants. The Purchase Agreement contains customary representations, warranties and covenants of each of Tiptree, Fortegra and the Purchaser.

Other Agreements. Additional agreements are required to be executed and delivered on the Closing, including a Warrant Agreement, Registration Rights Agreement and Stockholders Agreement, each as described below.

Warrant

In connection with the Transaction, Fortegra will issue and sell, and Purchaser will purchase, Warrants subject to the following terms:

Term. The Warrants will have a fixed seven-year (7) term commencing at the Closing.

Exercise Price. Each Warrant will have an initial exercise price of $15.00 per share of Common Stock (“Exercise Price”), which will be reduced by any cash dividends made by Fortegra.

Anti-Dilution. The Exercise Price and number of shares of Common Stock issuable pursuant to the Warrant will be subject to proportional adjustment for certain transactions relating to the Fortegra’s capital stock, including stock splits, stock dividends, extraordinary dividends and similar transactions, subject to certain exceptions.

Additional Warrants

In connection with the Transaction, Fortegra will issue to each of Purchaser and Tiptree 1,712,511 Additional Warrants subject to the following terms:

Exercise Price. Each Warrant will have an exercise price of $0.01 per share of Common Stock.

Forfeiture/Vesting. The Additional Warrants issued to Purchaser will be forfeited based on Purchaser achieving certain performance metrics on its investment and the Additional Warrants issued to Tiptree will vest based on Purchaser achieving certain performance metrics on its investment.

Anti-Dilution. The number of shares of Common Stock issuable to Purchaser and Tiptree pursuant to the Additional Warrants will be subject to proportional adjustment, respectively, for certain transactions relating to the Fortegra’s capital stock, including stock splits, stock or cash dividends and similar transactions, subject to certain exceptions.

Series A Preferred Stock

In connection with the Transaction, Fortegra will issue and sell, and Purchaser will purchase, Preferred Stock subject to the following terms:

Optional Conversion. The Purchaser has the option to convert at any time shares of Preferred Stock into shares of Common Stock at an initial conversion price of $15.00 per share (the “Conversion Price”), as adjusted.

Mandatory Conversion. All of the Preferred Stock will automatically convert into shares of Common Stock at the Conversion Price upon the closing of a qualifying initial public offering, subject to a make-whole.

Dividends. The Preferred Stock dividends will be cumulative and accrue at a rate of eight percent (8%) per annum, compounding quarterly. Any quarterly dividend may be paid in cash, at Fortegra’s option, and will rank junior to the indebtedness of Fortegra and senior to shares of Common Stock.

Anti-Dilution. The Conversion Price will be subject to proportional adjustment for certain transactions relating to Fortegra’s capital stock, including stock splits, stock dividends, extraordinary dividends and similar transactions and will be subject to adjustments to reflect certain additional issuances of Common Stock, subject to certain exceptions.

Stockholders Agreement

In connection with the Transaction, Tiptree Holdings LLC, Fortegra, Purchaser and other investor parties thereto will at the Closing enter into a Stockholders Agreement (the “Stockholders Agreement”) with the following terms:

Board of Directors. Purchaser will have pro-rata representation on the board of directors of Fortegra.

Consent Rights. Each of Tiptree and Purchaser will have consent rights over Fortegra, including, but not limited to, (i) certain acquisitions or dispositions, (ii) a sale or change of control of Fortegra that does not achieve certain return thresholds, (iii) an initial public offering that does not meet certain gross proceeds thresholds, (iv) incurrence of certain indebtedness (v) issuance of equity senior in right to shares of Common Stock or shares of Preferred Stock, (vi) affiliated or related party transactions, (vii) any hiring or firing of certain management of Fortegra, (viii) any amendments to the terms of the shares of Common Stock or shares of Preferred Stock, and (ix) making any material change in the nature of the business conducted by Fortegra and its subsidiaries. Purchaser also has consent rights over transactions between Fortegra and Tiptree.

Qualified Initial Public Offering and Demand Registration Rights. Upon the fourth (4th) anniversary of the Closing and under certain other limited circumstances, Purchaser may request a qualifying initial public offering of Fortegra.

Drag-Along Rights. If upon the sixth anniversary of the Closing a qualifying initial public offering has not been consummated, either Tiptree or Purchaser may drag one another in the full sale of Fortegra.

In addition, the Stockholders Agreement provides for customary tag along rights, preemptive rights and informational rights.

Registration Rights Agreement

In connection with the Purchase Agreement, Fortegra will enter into a Registration Rights Agreement with Tiptree and Purchaser at the Closing (the “RRA”). Under the RRA, Fortegra has agreed to provide to Tiptree and Purchaser certain customary demand and piggyback registration rights relating to Tiptree and Purchaser’s ownership of Fortegra stock. The RRA contains customary terms and conditions, including certain customary indemnification obligations.

The foregoing summaries of the material terms of the Purchase Agreement, the Warrants, the Additional Warrants, the Preferred Stock, the Stockholders Agreement and the RRA do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Securities Purchase Agreement, attached hereto as Exhibit 10.1, the Form of Warrant to Purchase Common Stock, attached hereto as Exhibit 10.2, the Forms of Additional Warrants to Purchase Common Stock, attached hereto as Exhibits 10.3 and 10.4, respectively, the Form of Certificate of Designations, attached hereto as Exhibit 10.5, the Stockholders Agreement, attached hereto as Exhibit 10.6, and the Form of Registration Rights Agreement, attached hereto as Exhibit 10.7, respectively.

The above description of the Purchase Agreement has been included to provide investors with information regarding the terms of a strategic investment in the Company by Purchaser. It is not intended to provide any other factual information about the Company or Tiptree or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Tiptree. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Tiptree or any of their respective subsidiaries, affiliates or businesses.

Item 7.01	Regulation FD Disclosure.

On October 12, 2021, Tiptree released a press release related to the Transaction and posted an investor presentation dated October 12, 2021 on the Investor Resources section of www.tiptreeinc.com. The press release and investor presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and incorporated herein by reference. Tiptree’s website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Tiptree believes that the expectations reflected in the forward-looking statements are reasonable, Tiptree can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect Tiptree’s operations, financial performance, and other factors as discussed in Tiptree’s filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Tiptree does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

10.1	Securities Purchase Agreement between and among Tiptree Inc., The Fortegra Group, Inc. and WP Falcon Aggregator, L.P. dated October 11, 2021.
10.2	Form of Warrant to Purchase Common Stock
10.3	Form of Investor Additional Warrants to Purchase Common Stock
10.4	Form of Tiptree Additional Warrants to Purchase Common Stock
10.5	Form of Certificate of Designation of Series A Preferred Stock
10.6	Form of Stockholders Agreement between and among Tiptree Holdings LLC, The Fortegra Group Inc. and WP Falcon Aggregator, L.P.
10.7	Form of Registration Rights Agreement between and among Tiptree Holdings LLC., The Fortegra Group Inc., WP Falcon Aggregator, L.P. and the other holders set forth therein.
99.1	Tiptree Inc. press release, dated October 12, 2021.
99.2	Tiptree Inc. Presentation - October 12, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	October 12, 2021	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer